As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-126984

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	84-1290152
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

One Sugar Creek Blvd., 5th Floor

Sugar Land, Texas 77478

(281) 504-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Ramey, Chief Executive Officer
US Dataworks, Inc.

One Sugar Creek Blvd., 5th Floor

Sugar Land, Texas 77478
(281) 504-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack D. Loftis, Jr.

Loftis Law Firm

One Sugar Creek Center Blvd., 5th Floor

Sugar Land, TX 77478

(281) 504-8070

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to	Proposed Maximum	Proposed Maximum	Amount
Securities to be Registered	be Registered	Offering Price per Unit	Aggregate Offering	of
			Price	Registration
Fee

See below (1)	N/A	N/A	N/A	N/A

(1)	The registrant is not registering additional securities.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement filed with the Securities and Exchange Commission (Registration No. 333-126984) (the “Registration Statement”) of US Dataworks, Inc. (the “Company”). Pursuant to the Registration Statement, the Company registered the resale of 4,861,555 shares of the Company’s common stock (the “Securities”), from time to time, by the selling shareholders named in the Registration Statement.

In accordance with the undertaking made by the Company in the Registration Statement as required by Item 512(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on May 14, 2013.

US Dataworks, Inc.

By:	/s/ Charles E. Ramey
Charles E. Ramey, CEO

May 14, 2013

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Charles E. Ramey	Chief Executive Officer, Director	May 14, 2013
Charles E. Ramey	(Principal Executive Officer)

/s/ Randall J. Frapart	Chief Financial Officer	May 14, 2013
Randall J. Frapart	(Principal Financial Officer)

/s/ Joseph Saporito	Director	May 14, 2013
Joseph Saporito

/s/ J. Patrick Millinor	Director	May 14, 2013
J. Patrick Millinor

/s/ John L. Nicholson, M.D.	Director	May 14, 2013
John L. Nicholson, M.D.

/s/ Thomas L. West, Jr.	Director	May 14, 2013
Thomas L. West, Jr.